UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

GP STRATEGIES CORPORATION
(Exact name of registrant as specified in its charter)

1-7234
(Commission File Number)

Delaware	52-0845774
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

70 Corporate Center
11000 Broken Land Parkway, Suite 200
Columbia, MD 21044
(Address of principal executive offices, with zip code)

(443) 367-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 22, 2016, GP Strategies Corporation held its annual meeting of shareholders. At that meeting, the following matters were voted upon:

1.
Our stockholders elected the Directors listed below for terms continuing until the next annual meeting of stockholders and until their respective successors are elected and qualify. The results of the voting were as follows:

	Common Shares Cast:
	For	Against	Abstentions	Broker Non-Votes
Harvey P. Eisen	14,279,675	32,216	146,797	791,182
Daniel M. Friedberg	12,776,492	1,679,289	2,907	791,182
Marshall S. Geller	14,422,255	33,527	2,906	791,182
Scott N. Greenberg	14,422,811	32,963	2,914	791,182
Laura L. Gurski	14,348,744	107,031	2,913	791,182
Steven E. Koonin	14,417,158	38,624	2,906	791,182
Richard C. Pfenniger, Jr.	14,210,223	101,225	147,240	791,182
A. Marvin Strait	14,436,656	18,691	3,341	791,182

2.
A proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The proposal was approved and the results of the voting were as follows:

For	Against	Abstentions
15,110,058	126,123	13,689

3.	A non-binding advisory proposal to approve the compensation of the Company’s named executive officers. The proposal was approved and the results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
14,205,858	236,995	15,835	791,182

4. A proposal to approve an amendment to the 2011 Stock Incentive Plan and to re-approve the material terms of payment of performance-based compensation under the 2011 Stock Incentive Plan. The proposal was approved and the results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
14,386,080	183,153	10,323	984,925

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: June 28, 2016	/s/ Kenneth L. Crawford______________________
Kenneth L. Crawford
Senior Vice President, Secretary & General Counsel

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